Exhibit 99.1

Contact:	NEWS RELEASE
Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com

ALLIANCE DATA ANNOUNCES MULTI-YEAR RENEWAL AGREEMENT WITH SAMUELS JEWELERS, INC., A TOP-FIVE U.S. JEWELRY RETAILER

Alliance Data to Continue Providing Private Label Credit Card Services; Driving Repeat Purchases and Customer Loyalty Remain Focus of Partnership

DALLAS – August 28, 2012– Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a multi-year renewal agreement to continue managing the private label credit card program for Samuels Jewelers, Inc. (“Samuels”), a leading retailer of diamonds and fine jewelry. Founded in 1891, Samuels operates 104 stores in shopping malls throughout 22 states under the brands of Andrews Jewelers, Rogers Jewelers, Samuels Diamonds, Samuels Jewelers, and Schubach Jewelers. Each of these brands carries an expansive selection of fine jewelry, including traditional and contemporary gold and diamond pieces, engagement and wedding rings, watches, men’s jewelry, and gemstones. Samuels also operates web sites under SamulesJewelers.com, Rogers-Jewelers.com, SamuelsDiamonds.com, Andrews-Jewlers.com and SchubachJewelers.com.

Alliance Data will continue to provide Samuels Jewelers, a client since 1999, with a turnkey private label credit card solution that offers cardholders flexible financing and payment options; exclusive cardholder offers; early event notices and invitations to cardholder-only events; and helpful reminders and savings offers for special occasions. Alliance Data will also support Samuels Jewelers’ rebranding efforts for the Diamond Elite Card by redesigning card marketing collateral and reissuing card plastics this fall.

“Our nearly 15-year partnership with Alliance Data has been and will continue to be a valuable asset for our company. Specifically, their retail industry experience and marketing expertise in the jewelry business has helped us offer our customers compelling reasons to keep shopping with Samuels Jewelers and our affiliated brands,” said Michael Feinman, Chief Operating Officer of Samuels Jewelers. “Over the years, Alliance Data has helped us grow our cardholder base and drive sales. We look forward to continuing to work with Alliance Data to continue developing truly integrated credit and marketing solutions for our growing business.”

“For well over a decade, we have enjoyed a results-focused partnership with Samuels Jewelers, and we are thrilled to continue to collaborate with such a well-known, highly respected retailer—one of the top-five jewelry retailers in the country,” said Melisa Miller, president of Retail Services for Alliance Data. “Leveraging our extensive cross-channel retail expertise, we are excited to have the opportunity to continue to grow the Diamond Elite Card program and drive customer engagement. We are confident our tailored payment promotions, multichannel marketing strategy, and targeted credit solutions will help fuel this dynamic retailer’s growth to achieve their goal of becoming one of the largest mall-based jewelers in the United States.

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand their customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Samuels Jewelers
Gitanjali USA, a part of the DeBeers site holder company Digico Holdings Ltd., operates 104 stores in 22 states across the United States under the brands of Samuels Diamonds, Samuels Jewelers, Schubach Jewelers, Rogers Jewelers and Andrews Jewelers. Gitanjali sells conflict free diamonds, bridal, fashion and men's jewelry for special celebrations. The company offers an ideal combination of quality, service and price. Its stores also offer warranties, upgrades, customization, repairs and financing. For more information on store locations, collections, offers and events, visit samuelsjewelers.com, rogers-jewelers.com and samuelsdiamonds.com

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.

Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.
Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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